EXHIBIT 10.8.5
FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
AND
AMENDMENT TO LOAN DOCUMENTS
     THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS is made and entered into as of May 14, 2009 (“Amendment”) by and among PDG Environmental, Inc., a Delaware corporation (“Parent”), Project Development Group, Inc., a Pennsylvania corporation (“Project”), Enviro-Tech Abatement Services, Co., a North Carolina corporation (“Enviro-Tech”), and PDG, Inc., a Pennsylvania corporation (“PDG”), (Parent, Project, Enviro-Tech and PDG collectively, the “Initial Borrowers”), Flagship Restoration, Inc., a Delaware corporation (“Flagship”), and Servestec, Inc., a Florida corporation (Initial Borrowers, Flagship and Servestec (“Servestec”), collectively, the “Borrowers”) and The Huntington National Bank, successor in interest to Sky Bank (“Bank”).
     WHEREAS, the Bank has provided certain loans to Borrowers pursuant to the terms of a an Amended and Restated Credit Agreement dated as of June 9, 2006, as amended by a Waiver and First Amendment to Amended and Restated Loan Agreement dated as of May 15, 2007, Second Amendment to Amended and Restated Loan Agreement dated as of July 31, 2007, Third Amendment to Amended and Restated Loan Agreement dated September 22, 2008 and Fourth Amendment to Amended and Restated Loan Agreement dated October 16, 2008 between the Borrowers and the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, the “Credit Agreement”); and
     WHEREAS, the loans made in accordance with the Credit Agreement (“Loans”) are evidenced by (i) the Facility A Note in the original principal amount of $400,000, (ii) the Facility D Note in the maximum aggregate amount of $15,000,000, and (iii) the Facility F Loans in the original principal amount of $400,000 executed by Borrowers in favor of the Bank; and
     WHEREAS, the indebtedness and obligations evidenced by the Notes are secured by, among other things, Borrowers’ accounts, accounts receivable, the proceeds and products of the foregoing, and all other property identified in the Security Agreements executed by Borrowers in favor of the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, collectively the “Security Agreements”) and Borrowers’ real property and all other property identified in the Open-End Mortgage and Security Agreement executed by Project in favor of the Bank (together with all prior and future amendments, extensions, modifications and restatements thereof, collectively, the “Mortgage”); and
     WHEREAS, the Credit Agreement, the Notes, the Security Agreements, the Mortgage and this Amendment, and any and all other documents, agreements, and instruments entered into in connection with any of the foregoing are collectively referred to as the “Loan Documents”; and
     WHEREAS, Flagship has filed a Certificate of Dissolution Before the Issuance of Shares with the Secretary of State of this State of Delaware effective March 5, 2009; and

    WHEREAS, the Borrowers have requested the Bank to amend certain provisions of the Loan Documents, including the Facility D Expiry Date, as defined in the Credit Agreement and to waive certain existing defaults; and
     WHEREAS, the Bank is willing to amend certain provisions of the Loan Documents and to waive certain existing defaults, subject to the terms and conditions set forth in this Amendment; and
     NOW THEREFORE, the parties hereto for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, covenant and agree as follows:
     1. Affirmation of Recitals. The recitals set forth above are true and correct and incorporated herein by reference.
     2. Definitions. All capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to such terms in the Loan Documents.
     3. Amendments to Certain Definitions in Section 1.01 of the Credit Agreement. Effective from and after the date hereof, the following provisions of Section 1.01 of the Credit Agreement shall be amended as follows:
          (i) The following defined term “Bonded Receivables” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
          “Bonded Receivables” shall mean accounts receivable which otherwise qualify as a Qualified Account and arise from work, jobs or projects for which a payment and/or performance bond has been issued or is otherwise subject to surety bonds.
          (ii) The following defined term “Borrowers” shall mean PDG Environmental, Inc., a Delaware corporation, Project Development Group, Inc., a Pennsylvania corporation, Enviro-Tech Abatement Services, Inc., a North Carolina corporation, PDG, Inc., a Pennsylvania corporation, and Servestec, a Florida corporation, jointly and severally.
          (iii) The defined term “Facility D Expiry Date” shall mean August 3, 2010.
          (iv) The following defined term “Facility D Loan Amount” shall be amended and restated as follows:
          “Facility D Loan Amount” shall mean:
(a)	For the period commencing on the Fifth Amendment Date through and including August 30, 2009, the Facility D Loan Amount shall be an amount not to exceed $15,000,000;

(b)	For the period commencing August 31, 2009 and continuing through November 29, 2009, the Facility D Loan Amount shall be an amount not to exceed $14,500,000; and
(c)	For the period commencing November 30, 2009 and continuing through the Facility D Expiry Date, the Facility D Loan Amount shall be an amount not to exceed $14,000,000.
          (v) The following defined term “Lockbox Agreement” shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order.
“Lockbox Agreement” shall mean the Lockbox Agreement in form and substance satisfactory to the Bank executed by the Borrowers in favor of the Bank and dated as of the Fifth Amendment Date, together with any amendments, modifications or extensions thereof. The Lockbox Agreement shall supersede and replace any prior Lockbox Agreement of the Borrowers in favor of the Bank. The Lockbox Agreement constitutes a Loan Document.
          (vi) The following defined term “Maximum Bonded Receivables” shall be amended and restated as follows:
          “Maximum Bonded Receivables” shall mean:
(a)	For the period commencing on the Fifth Amendment Date through and including January 29, 2010, the Maximum Bonded Receivables shall be an amount not to exceed one hundred percent (100%) of Bonded Receivables for such period;
(b)	On January 30, 2010, the Maximum Bonded Receivables shall be an amount not to exceed ninety percent (90%) of Bonded Receivables; and
(c)	On February 28, 2010 and on the last day of each successive calendar month thereafter, the Maximum Bonded Receivables shall be reduced by ten percent (10%) from the amount of Maximum Bonded Receivables permitted for the preceding calendar month.
          (vii) The following defined term “Fifth Amendment shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:
          “Fifth Amendment” shall mean that certain Fifth Amendment to Amended and Restated Loan Agreement by and among the Bank and the Borrowers dated the Fifth Amendment Date.”
          (viii) The following defined term “Fifth Amendment Date” shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Fifth Amendment Date” shall mean May 14, 2009.”
     (ix) The following defined term “Subordination Agreement” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order.
“Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement by and between the Parent, the Bank and the Subordinated Lender dated as of the Fifth Amendment Date, as amended, modified or supplemented from time to time. The Subordination Agreement shall constitute a Loan Document.
     (x) The following defined term “Subordinated Indebtedness” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order.
“Subordinated Indebtedness” shall have the meaning given to such term in the Subordination Agreement.
     (xi) The following defined term “Subordinated Lender” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order.
“Subordinated Lender” shall mean Radcliffe SPC, Ltd., for and on behalf of the Class A Convertible Crossover Segregated Portfolio.
     (xii) The following defined term “Subordinated Lien” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order.
“Subordinated Lien” shall mean the subordinate lien granted by Parent to Subordinated Lender in certain assets of the Parent pursuant to that certain Security Agreement, dated May 14, 2009, among Parent, Bank and Subordinated Lender, subject to the terms and conditions of the Subordination Agreement.
     (xiii) The following defined term “Unpaid Claims Proceeds” shall be inserted into Section 1.01 of the Credit Agreement in the appropriate alphabetical order.
“Unpaid Claims Proceeds” shall have the meaning given to such term in Section 13 of the Fifth Amendment.
     4. Amendment and Restatement of Section 2.05(b) of the Credit Agreement. Section 2.05(b) entitled “Interest on Facilities D and F” shall be amended and restated as follows:
“(b)	Interest on Facilities D and F. The aggregate outstanding principal balance of the Facility D Loan, for the period commencing on the Fifth Amendment Date and continuing through and including the Facility D Expiry Date, shall bear interest at the greater of (i) the rate per annum equal to the Prime Rate (which shall in no event be less than 4.25% per annum) plus three quarters of one percent (.75%), or (ii) five percent (5%) per annum. The aggregate outstanding principal balance of the Facility F

Loans shall bear interest at a rate per annum equal to seven and one quarter of one percent (7.25%).”
     5. Amendment and Restatement of Section 2.08 of the Credit Agreement. Section 2.08 of the Credit Agreement shall be amended and restated as follows:
“Borrowers shall pay to Bank a commitment fee for the Fifth Amendment to Amended and Restated Loan Agreement between the Borrowers and the Bank payable in full on December 15, 2009 of $75,000 (the “Amendment Fee”). On June 30, 2009 and on each June 30 thereafter, Borrowers shall pay the Bank a commitment fee in advance in the amount of 1% of the Facility D Loan Amount.”
     6. Deletion of Section 2.14 of the Credit Agreement. Section 2.14 entitled “Interest Rate Incentive Pricing” shall be deleted in its entirety.
     7. Amendment to Section 5.01 of the Credit Agreement.
     (i) Effective from and after the date hereof, Section 5.01(e) of the Credit Agreement entitled “Borrowing Base Certificates and Other Reports” shall be amended and restated as follows:
“(e)	Borrowing Base Certificates and Other Reports. Borrowers shall furnish to Bank a Borrowing Base Certificate within fifteen (15) days after the end of each calendar month. In addition, within fifteen (15) days after the end of each calendar month, Borrowers will deliver to Bank a schedule of all of their accounts receivable, identifying all accounts, and the aging thereof by open invoice for each project of each Borrower (the “Accounts Aging Report”), and the aging thereof by open invoice for each customer of each Borrower, and such other reports concerning the accounts receivable as Bank shall require, all certified as to accuracy by the President or any Vice President of Parent and all in such form as Bank shall require. Borrowers shall also promptly provide Bank with all information requested by Bank with respect to any account debtor. In addition, within thirty (30) days after the end of each calendar month, Borrowers shall provide Bank with a schedule of accounts payable and monthly back-log reports and monthly job status reports, including an explanation of any significant variances from the previous month’s reports and demonstration of adequate bidding and proper margins, all certified as to accuracy by the appropriate officer of Parent and all in such form as Bank shall require.”
     (ii) Section 5.01 (f) shall be amended to include the following as the last four sentences thereof:
“Borrowers shall engage an independent auditor to perform a field audit by no later than April 30, 2009. The auditor and the scope of the audit shall be satisfactory to the Bank in its sole discretion. In addition, the

Borrowers acknowledge that they have engaged Boenning & Scattergood, Inc. to provide certain consulting services to the Borrowers. Borrowers shall provide the Bank with a true, correct and complete copy of any assessments, reports, examinations and recommendations prepared by Boenning & Scattergood, Inc. no later than May 15, 2009.
     (iii) The following language shall be added to Section 5.01 of the Credit Agreement as Section (l) thereof:
“(l)	The Borrowers represent and warrant to Bank that they have engaged Compass Advisory Partners (“Compass”) to evaluate the Borrowers. Borrowers agree that they will provide Bank copies of all reports prepared by Compass within five (5) days of issuance to the Borrowers, and shall provide the Bank with such other information as the Bank may request. The Borrowers shall promptly address any areas of deficiency noted by Compass and shall either a) implement the actions recommended by Compass or b) provide a written explanation to the Bank of the Borrowers’ failure to implement such recommendations. The Bank, in its sole discretion, may require the Borrowers to employ the services of Compass or such other consultant agreeable to Bank for further evaluation as required by the Bank.”
     8. Financial Covenants.
     (i) Section 5.13 Debt Service Coverage Ratio is hereby amended and restated in its entirety to read as follows:
“Borrowers shall maintain a Debt Service Coverage Ratio after the date hereof in the following amounts, which shall be tested at the end of each fiscal year on a rolling four quarter basis:
For January 31, 2010 1.21 to 1.0”
     (ii) Section 5.14 Debt to Worth Ratio is hereby amended and restated in its entirety to read as follows:
“Borrowers shall maintain a Debt to Worth Ratio of not greater than 2.80 to 1.0 on January 31, 2010.”
     (iii) Section 5.15 Net Worth is hereby amended and restated in its entirety to read as follows:
“Borrowers shall maintain a Net Worth of at least $8,400,000 on January 31, 2010.”
     9. Liens. The following language shall be added to Section 6.01 of the Credit Agreement as Section (f) thereof:

(f)	the Subordinated Lien, subject to the terms and conditions of the Subordination Agreement.”
     10. Indebtedness. The following language shall be added to Section 6.02 of the Credit Agreement as Section (d) thereof:
“(d)	the Subordinated Indebtedness; subject to the terms and conditions of the Subordination Agreement, and that monthly payments of Subordinated Indebtedness permitted pursuant to the Subordination Agreement shall be paid from Parent’s cash flow (and no other source, including, without limitation, Unpaid Claims Proceeds). The Borrowers shall not suffer or permit any modification or amendment to the Subordination Agreement or any documents evidencing or relating to the Subordinated Indebtedness or Subordinated Lien that does not comply with the requirements of Section 4.7 of the Subordination Agreement.”
     11. Default. The following language shall be added to subsection (g) of Section 7.01 of the Credit Agreement as clause (iv) thereof:
“(iv) a “default” or an “event of default” shall occur under any note evidencing the Subordinated Indebtedness or any part thereof, if the effect of such default shall permit the Subordinated Lender, or any permitted assignee thereof, to cause all or a part of the Subordinated Indebtedness to become due before its stated maturity.”
     12. Waiver. Borrowers have provided Bank with draft financial statements for the period ended January 31, 2009 (collectively, the “Draft Statements”). The Draft Statements disclose violations of the (i) Debt Service Coverage Ratio covenant; (ii) the Debt to Worth Ratio covenant, and (iii) the Net Worth covenant, in the amounts set forth in the Draft Statements for the periods set forth therein (the “Reported Defaults”). Subject to the terms and conditions set forth in this Agreement, the Bank hereby waives the Reported Defaults. This waiver does not, either implicitly or explicitly, alter, waive or amend any other provisions of the Loan Documents, nor indicate an agreement on the part of the Bank to grant any additional future waivers for covenant defaults or other defaults of the Loan Documents, or any defaults of financial covenants in excess of the Reported Defaults as disclosed in the Draft Statements.
     13. Mandatory Prepayments. The Borrowers hereby agree that any amounts that they, or any of them, recover from account debtors for unpaid claims (collectively, the “Unpaid Claims Proceeds”) shall be immediately paid to the Bank and applied to the repayment and reduction of amounts due to Bank with respect to Facility D Loans, including all costs and expenses thereunder in such order as the Bank may determine in its sole and absolute discretion. In no event shall the Unpaid Claims Proceeds be paid to the Subordinated Lender for repayment of the Subordinated Indebtedness. Any failure of Borrowers to comply with this Section 13 shall constitute a payment default under Section 7.01(a) of the Credit Agreement.
     14. Asset Based Monitoring and Lock Box. On or before the Fifth Amendment Date, Borrowers will open an account or accounts at Bank controlled by Bank on terms acceptable to Bank in its sole discretion into which all accounts receivable and other income of any kind generated by the Borrowers will be deposited on terms acceptable to Bank in its sole discretion, for the sole benefit of Bank (such account or accounts, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Lockbox Account”). The Lockbox Account will be maintained by Bank for the purpose of receiving and holding all income and any amounts whatsoever paid to Borrowers and shall be subject to the terms of the Lockbox Agreement. Within seven (7) days after the Fifth Amendment Date, Borrowers shall instruct all account debtors to send their payments directly to the Lockbox Account. In the event any Borrower directly receives any payments, Borrower shall immediately deposit such amounts in the Lockbox Account or pay them over to Bank. Borrower further agrees that it shall comply with all asset based monitoring requirements of the Bank, as the Bank may now or hereafter require in its sole and absolute discretion.
     15. Appraisal, Title Searches and Lien Searches.
     (i) Borrowers hereby acknowledge and agree that the Bank will order an updated real estate appraisal of the real property encumbered by the Mortgage. The costs of such reports and investigations shall be borne by Borrowers in accordance with Section 21 of this Amendment. The appraisal shall be conducted on or before December 31, 2009.
     (ii) No later than June 30, 2009, Borrowers shall provide a title search performed by a title company acceptable to the Bank in all respects which will confirm that the Bank’s first mortgage position is intact, subject only to liens permitted under the Credit Agreement. Any modification of the Mortgage will, at the Bank’s option, be insured under the existing title policy, and Borrowers shall pay the cost of such title insurance, including any endorsements in accordance with Section 22 of this Amendment. In addition, no later than June 30, 2009, Borrowers shall provide lien searches satisfactory to the Bank in all respects on each of the Borrowers , which lien searches shall confirm that the Bank has a first lien security interest in all the assets of the Borrowers, subject only to liens permitted under the Loan Agreement. The cost of such searches shall be borne by the Borrowers in accordance with Section 22 of this Amendment.
     16. Representations and Warranties.
     (i) Each Borrower has and will continue to have corporate power and authority to execute, deliver and perform the provisions of this Amendment, the other Loan Documents, and the Credit Agreement as amended hereby and to execute and deliver the instruments required by the provisions of the Credit Agreement as amended hereby to be executed and delivered by it; and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of each Borrower.
     (ii) The execution and delivery of this Amendment and the carrying out of this Amendment, the other Loan Documents, and the Credit Agreement as amended hereby will not violate any provisions of law or the articles of incorporation or bylaws of any

Borrower or of any agreement or other instrument to which any Borrower is a party or by which it is bound or to which it is subject.
     (iii) This Amendment and the other Loan Documents, which have been duly and validly executed and delivered by Borrowers, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of each Borrower enforceable in accordance with the terms hereof and thereof.
     (iv) The representations and warranties by the Borrowers contained in the Credit Agreement and the other Loan Documents are correct and accurate on and as of the date hereof.
     (v) The corporate existence of Flagship has been duly dissolved and Flagship has no outstanding debts, including without limitation, any outstanding indebtedness to the Bank. The remaining Borrowers consent to the termination of Flagship as a “Borrower” party, and hereby ratify their joint and several obligations under the Credit Agreement, the Notes and the other Loan Documents.
     (vi) No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.
     17. Amendment of Security Agreements; Collateral.
(a)	Effective from and after the date hereof, each of the Security Agreements shall be amended as follows:
     (1) the following defined term “Deposit Accounts” shall be inserted in Section 1 in the appropriate alphabetical order:
“Deposit Accounts” shall have the meaning given to that term in the Code, but in any event shall include, but not be limited to, any demand, time, savings, passbook or similar account; and
     (2) The defined term “Collateral” shall be amended and restated as follows:
“Collateral” shall mean collectively, the Accounts, Deposit Accounts, Chattel Paper, Documents, Investment Property, Equipment, Fixtures, General Intangibles, Instruments, Inventory and Proceeds of each of them.
(b)	The Obligations shall continue to be secured by a first priority security interest in and lien upon all of the Borrowers’ inventory, accounts, accounts receivable, and the proceeds and products thereof, and all of the other property that may be identified in the Security Agreement and the Mortgage. In no event shall the Borrowers suffer or permit any payment or performance bonds to encumber any accounts receivable arising from any work, jobs or project other than those accounts receivable directly arising from the specific bonded work, jobs or projects.
     18. Conditions to this Amendment. The obligation of the Bank to enter into this Amendment and to continue to make any loan or advance under the Credit Agreement is subject to the satisfaction of the following further conditions:
(a)	This Amendment shall have been duly executed by the Borrowers and delivered to the Bank;

(b)	The Mortgage Modification attached hereto as Exhibit A has been duly executed by Project, appropriately acknowledged by a notary public and delivered to the Bank;

(c)	The Subordination Agreement attached hereto as Exhibit B has been duly executed and delivered by the Borrowers and the Subordinated Lender;

(d)	The Lockbox Agreement attached hereto as Exhibit C has been duly executed and delivered by the Borrowers to the Bank;

(e)	Corporate resolutions and other certifications by or on behalf of the Borrowers, in form and substance required by the Bank in its sole and absolute discretion and such resolutions and certifications shall have been delivered to the Bank on the date of this Amendment;

(f)	The Borrowers shall pay to the Bank the Amendment Fee on or before December 15, 2009 and shall pay Bank all other fees provided for in Section 22 hereof on the date of this Amendment; and

(g)	The Borrowers shall provide an opinion of counsel in form and substance satisfactory to the Bank.

(h)	Current, original Good Standing Certificates of each of the Borrowers and the Certificate of Dissolution of Flagship.
     19. Acknowledgment of No Claims. Each of the Borrowers acknowledges and agrees that it (a) has no claims, counterclaims, setoffs, actions or causes of action of any kind or nature whatsoever against the Bank or any of its directors, officers, employees, agents, attorneys, legal representatives, successor or assigns, that directly or indirectly arise out of or are based upon or in any manner connected with any Prior Related Event, (b) certifies that there is no impairment of the validity or enforceability of this Amendment or any of the Loan Documents to which it is a party, and (c) hereby waives and releases the same. As used herein the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, was permitted or begun prior to the execution of this Amendment and occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of this Amendment or any of the Loan Documents (or prior iterations thereof), or which was related or connected in any manner, directly or indirectly, to the loans made or secured pursuant thereto or evidenced thereby.
     20. No Bankruptcy Intent. Each of the Borrowers represents and warrants that it has no present intent (i) to file any voluntary petition under any chapter of the Bankruptcy Code, title 11 U.S.C., or in any manner seek relief, protection, reorganization, liquidation or dissolution, or similar relief for borrowers under any other state, local, federal or other insolvency laws, either at the present time, or at any time hereafter, or (ii) directly or indirectly to cause any involuntary petition to be filed against any Borrower, or directly or indirectly to cause any Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency law providing for the relief of borrowers, either at the present time, or at any time hereafter, or (iii) directly or indirectly to cause any interest of any Borrower to become the property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings.
     21. No Fraudulent Intent. Neither the execution and delivery of this Amendment, nor the performance of any actions required hereunder or described herein is being consummated by any Borrower with or as a result of any actual intent by such Borrower to hinder, delay or defraud any entity to which such Borrower is not or will hereafter become indebted.
     22. Reimbursement of Expenses. The Borrowers, jointly and severally, agree to pay or cause to be paid and save the Bank harmless against liability for the payment of all out-of-pocket expenses incurred by the Bank, including without limitation, appraisals, environmental consultants, accountants and other professional experts or independent contractor fees, costs and expenses and fees and reasonable expenses of legal counsel (a) arising in connection with the development, preparation, printing, execution, administration, interpretation and performance of this Amendment and any of the Loan Documents, (b) relating to any requested amendments, waivers or consents pursuant to the provisions hereof or thereof whether or not such are implemented, and (c) arising in connection with the enforcement of this Amendment or any Loan Documents, including the proof and allowability of any claim arising thereunder, whether in bankruptcy or receivership proceedings or otherwise and monitoring and otherwise participating in any bankruptcy, receivership or similar proceeding involving or affecting the Borrower or any other person or entity which may have any liability for any of the obligations of the Borrower under this Amendment and the Loan Documents.
     23. Notices. Any notice or other written communication required hereunder shall be in writing and shall be deemed to have been validly delivered (a) upon deposit in the United States mail, with proper postage prepaid, (b) by hand delivery, or (c) by overnight express mail courier, and addressed to the party to be notified at the following address or to such other address as each party may designate for himself or herself in writing by like notice:

To the Borrowers or any of them:	To the Bank:

PDG Environmental, Inc.	The Huntington National Bank
1386 Beulah Road, Building 801	230 West Pike Street
Pittsburgh, PA 15235	Clarksburg, WV 26301
Attention: John C. Regan with a copy to:	Attention: Debra Flanigan Vice President Special Assets Group

James D. Chiafullo, Esq. Cohen & Grigsby, P.C.	with a copy to:
625 Liberty Avenue	Suzanne Ewing, Esq.
Pittsburgh, PA 15222-3152	Buchanan Ingersoll & Rooney
20th Floor, One Oxford Centre
Pittsburgh, PA 15219
     24. Due Authority; Valid and Binding. Each of the Borrowers represents that its execution and delivery of this Amendment and the carrying out of this Amendment and the Loan Documents to which it is a party, as amended hereby, will not violate any provisions of the law, its articles of incorporation or bylaws, or of any agreement or other instrument to which it is a party or by which it is bound or to which it is subject. Each of the Borrowers further represent that this Amendment has been duly authorized by all necessary action and this Amendment and the Loan Documents to which it is a party, as amended, constitute legal, valid and binding obligations of such party, enforceable in accordance with the terms hereof.
     25. Entire Agreement; Governing Law. This Amendment sets forth the entire agreement relating to the subject matter hereof and supersedes all prior statements, agreements and understandings, whether written or oral, relating thereto. None of the provisions hereof may be waived, changed or terminated, except by a writing signed by the parties hereto. This Amendment and the respective rights and obligations created hereby shall be interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be wholly performed within such Commonwealth. The paragraph titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement to the parties hereto.
     26. Jurisdiction and Venue. The parties hereto agree that the United States District Court for the Western District of Pennsylvania and the Court of Common Pleas of Allegheny County, Pennsylvania, may have jurisdiction to hear and determine any claims or disputes as to matters pertaining to this Amendment or any matter arising therefrom. The parties hereto hereby expressly submit and consent in advance to such jurisdiction and venue in any proceeding commenced against the parties in either of such courts. Notwithstanding the foregoing, the parties hereto reserve to themselves the right to assert federal court jurisdiction based upon diversity of citizenship or any other basis upon which such federal jurisdiction may be properly claimed and asserted and, to such end, reserve to themselves the right to remove any action commenced in the Court of Common Pleas of Allegheny County, Pennsylvania, to the United States District Court for the Western District of Pennsylvania if such removal be authorized by law.

     27. WAIVER OF JURY TRIAL. THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO TRIAL BY JURY IN ANY CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT.
     28. ACKNOWLEDGMENT OF DISCLOSURE AND WAIVER OF CONFESSION OF JUDGMENT RIGHTS.
(g)	EACH OF THE BORROWERS HEREBY ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST THE BORROWERS. EACH OF THE BORROWERS BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND A HEARING ON THE VALIDITY OF ANY JUDGMENT OR OTHER CLAIMS THAT MAY BE ASSERTED AGAINST IT BY THE BANK HEREUNDER BEFORE JUDGMENT IS ENTERED, IT HEREBY FREELY AND KNOWINGLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK ENTERING JUDGMENT AGAINST IT BY CONFESSION PURSUANT TO THE TERMS THEREOF.

(h)	EACH OF THE BORROWERS ALSO ACKNOWLEDGES AND AGREES THAT THE NOTE CONTAINS PROVISIONS UNDER WHICH THE BANK, TO THE EXTENT PERMITTED BY APPLICABLE LAW MAY, AFTER ENTRY OF JUDGMENT AND WITHOUT EITHER NOTICE OR A HEARING, ATTACH, LEVY OR OTHERWISE SEIZE PROPERTY OF THE BORROWERS IN FULL OR PARTIAL PAYMENT OF THE JUDGMENT, BEING FULLY AWARE OF ITS RIGHTS AFTER JUDGMENT IS ENTERED (INCLUDING, WITHOUT LIMITATION, THE RIGHT TO MOVE TO OPEN OR STRIKE THE JUDGMENT), EACH OF THE BORROWERS HEREBY FREELY, KNOWINGLY AND INTELLIGENTLY WAIVES THESE RIGHTS AND EXPRESSLY AGREES AND CONSENTS TO THE BANK’S TAKING SUCH ACTIONS AS MAY BE PERMITTED UNDER APPLICABLE STATE AND FEDERAL LAW WITHOUT PRIOR NOTICE TO IT.
     29. Time is of the Essence. Time shall be of the strictest essence in the performance of each and every one of the Borrowers’ obligations hereunder including, without limitation, the obligations to make payments to the Bank, to furnish information to the Bank and to comply with all reporting information.
     30. No Waiver of Rights under the Loan Documents. The Bank expressly reserves any and all rights and remedies available to it under this Amendment, the Loan Documents, any other agreement or at law or in equity or otherwise. No failure to exercise, or delay by the Bank in exercising any right, power or privilege hereunder or under any of the Loan Documents shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Amendment and the Loan Documents are cumulative and not exhaustive of each other or of any right or remedy provided by law or equity or otherwise. No notice to or demand upon any Borrower in any instance shall, in itself, entitle any Borrower to constitute a waiver of any right of the Bank to take any other or further action in any circumstance without notice or demand.
     31. No Commitment. This Amendment is not intended as a commitment by the Bank to modify the Loan Documents in any respect or otherwise, except to the extent expressly set forth herein, and the Bank hereby specifically confirms that it makes no such commitment and specifically advises that no action should be taken by any Borrower based upon any understanding that such a commitment exists or on any expectation that any such commitment will be made in the future.
     32. No Third Party Beneficiaries. This Amendment is made for the sole benefit and protection of the Bank and the Borrowers and their respective successors and permitted assigns. By execution of this Amendment, the Bank does not intend to assume and is not hereby assuming any obligation to any third party. No third party shall be or shall be deemed a beneficiary of this Amendment.
     33. Marshalling; Payments Set Aside. The Bank shall not be under any obligation to marshall any assets in favor of any Borrower or any other person or against or in payment of any or all of the Obligations. To the extent that a payment or payments are made to the Bank or the Bank enforces any of its liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrowers, or any of them, a trustee, receiver or any other person under any law including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of any such restoration, the obligation or part thereof and any lien relating thereto originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.
     34. Voluntary Agreement. Each of the Borrowers represents and warrants that it is represented by legal counsel of its choice and that it has consulted with counsel regarding this Amendment, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Amendment.
     35. Severability. In case any one or more of the provisions of this Amendment should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalid, illegal or unenforceable provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.
     36. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     37. Binding Agreement. This Amendment shall be binding upon and shall inure to the benefit of the Borrowers and the Bank and their respective heirs, successors and assigns; provided, however, that the Borrowers may not assign any of their rights or duties hereunder without the prior written consent of the Bank.
[SIGNATURES APPEAR ON THE NEXT PAGE.]

     WITNESS the due execution hereof with the intent to be legally bound.

ATTEST:	PDG ENVIRONMENTAL, INC.

By:	By:	/s/ John C. Regan

ATTEST:	PROJECT DEVELOPMENT GROUP, INC.

By:	By:	/s/ John C. Regan

ATTEST:	ENVIRO-TECH ABATEMENT SERVICES, CO.

By:	By:	/s/ John C. Regan

ATTEST:	PDG, INC.

By:	By:	/s/ John C. Regan

ATTEST:	SERVESTEC, INC.

By:	By:	/s/ John C. Regan

ATTEST:	THE HUNTINGTON NATIONAL BANK

By:	By:	/s/ Debra Flanigan
Debra Flanigan, Vice President